Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP,  INC. REPORTS FOURTH QUARTER AND YEAR END 2019 RESULTS WITH RECORD EARNINGS PER SHARE OF $0.71 AND RECORD NET INCOME OF $14.2 MILLION

(Bridgehampton, NY – January 29, 2020)  Bridge Bancorp, Inc. (NASDAQ: BDGE) (the “Company”), the parent company of BNB Bank (“BNB”), today announced fourth quarter and year end results for 2019.

The Company's fourth quarter and full year 2019 financial results included:

•	Net income for the 2019 fourth quarter of $14.2 million, or $0.71 per diluted share.
•	Net income for the full year 2019 of $51.7 million, or $2.59 per diluted share, compared to $39.2 million, or $1.97 per diluted share, for the full year 2018.
•	Net interest income for the 2019 fourth quarter increased $1.6 million over the 2018 fourth quarter to $35.6 million.
•	Tax-equivalent net interest margin was 3.26% in the 2019 fourth quarter, flat compared to the 2018 fourth quarter.
•	Total assets of $4.9 billion at December 31, 2019, 4% higher than September 30, 2019, and 5% higher than December 31, 2018.
•	2019 loan growth of $404 million, or 12%, with 2019 fourth quarter growth of $172 million, or 19% annualized.
•	Loan and line of credit originations of $1.1 billion for the full year 2019.
•	Non-public, non-brokered deposit growth of $77 million, or 3%, compared to December 31, 2018.
•

Non-performing assets of $4.4 million at December 31, 2019, $1.4 million higher than December 31, 2018 and $0.2 million higher than September 30, 2019. Loan loss reserve coverage to total loans of 0.89% at December 31, 2019.

•	All capital ratios remain strong. Declared a dividend of $0.24 during the quarter, an increase of 4% over the previous dividend.

Commenting on the fourth quarter results, Kevin O’Connor, President and CEO said, “The results for the quarter were strong, reflecting record levels of income and earnings per share, and the fourth quarter provides the opportunity to reflect on the totality of 2019 and the continued expansion and evolution of our company. We had strong increases in net loans and core deposit growth, with much of this activity occurring in our western markets. This allowed us to aggressively manage the funding mix and deposit costs, offsetting, in large part, the repricing of our larger floating rate loan portfolio. We believe the greater geographic diversity and increased product offerings we have been developing allowed us to adjust to the varied market conditions and specific opportunities of 2019.”

Net Earnings and Returns

Net income in the 2019 fourth quarter was $14.2 million, or $0.71 per diluted share, an increase of $0.3 million compared to the 2018 fourth quarter, driven primarily by higher net interest income and non-interest income,  partially offset by higher provision for loan losses and non-interest expense. Net income for the full year 2019 was $51.7 million, or $2.59 per diluted share, compared to $39.2 million, or $1.97 per diluted share, in 2018.

Returns  on average assets and equity in the 2019 fourth quarter were 1.18% and 11.40%, respectively.  Return on average tangible common equity was 14.66%  for the 2019 fourth quarter.

Net Interest Income

Interest income was $44.3 million in the 2019 fourth quarter, a decrease of $2.0 million compared to the 2019 third quarter, primarily due to lower yields in the loan and securities portfolios, and a decrease in average securities, partially offset by loan portfolio growth. Interest expense was $8.7 million in the 2019 fourth quarter, a decrease of $1.0 million compared to the 2019 third quarter,  primarily due to a  decrease in average cost of interest-bearing liabilities coupled with a decrease in average deposits, partially offset by an increase in average borrowings.

The tax-equivalent net interest margin was 3.26% in the 2019 fourth quarter, which was unchanged year-over-year compared to the 2018 fourth quarter and down 14 basis points compared to the 2019 third quarter.

Commenting on the margin Mr. O’Connor said, “The lower margin, despite our continued aggressive move to manage deposit costs, is the result of the full quarter impact of resets on our growing floating rate loan portfolio, the third quarter effect of line of credit fees and finally, the substantial decline in the yield of our investment portfolio as higher prepayments on the underlying MBS instruments negatively pushed yields lower.”

“This has been an interesting year as we moved from expecting further rate hikes to managing through three rate cuts. The long-term strategy has been to become more neutral to interest rates, restructuring both assets and funding to offset the inherent risks in the core community bank. This can at times create short-term volatility as we saw during this year. Our deposit costs are down 15 basis points and 18 basis points in the third and fourth quarter, respectively, for a total of 33 basis points since the inception of this rate cut cycle.  The asset repricings have been as dramatic, down 26 basis points over this same time frame, but they occurred primarily in the fourth quarter. We continue to believe it’s prudent to maintain a strong core funded balance sheet,” stated Mr. O’Connor.

Provision for Loan Losses

The provision for loan losses was $0.6 million for the 2019 fourth quarter, $0.2 million higher than the 2018 fourth quarter, and $5.7 million for the full year 2019, $3.9 million higher than the full year 2018. The Company recognized net recoveries of $13 thousand in the 2019 fourth quarter, compared to net charge-offs of $0.9 million in the 2018 fourth quarter. The Company recognized net charge-offs of $4.3 million in the full year 2019, compared to net charge-offs of $2.1 million in the full year 2018.

Non-Interest Income

Non-interest income was  $8.4 million for the 2019 fourth quarter,  $3.3 million higher than the 2018 fourth quarter, primarily attributable to higher loan swap fees in the 2019 fourth quarter. Non-interest income was $25.4 million for the full year 2019, $13.8 million higher than the 2018 full year, driven primarily by the net securities loss related to the balance sheet restructure in 2018 and higher loan swap fees in 2019.

“A confluence of factors transpired this quarter which impacted our results.  Many multi-family investors opted to lock in low rates for longer periods.  At the same time, the shape of the yield curve enabled us to provide fixed rate funding, while retaining floating rate exposure within 15 basis points of the customer’s fixed rate.  This strategy contributed to our loan growth, as well as non-interest income, while servicing our customers and increasing our asset sensitivity,” noted Mr. O’Connor.

Non-Interest Expense

Non-interest expense for the 2019 fourth quarter of  $25.3 million was $3.3 million higher than the 2018 fourth quarter.  Non-interest expense for the full year 2019 decreased to $96.1 million from $98.2 million in full year 2018. The increase in the fourth quarter was primarily due to higher salaries and benefits expense, occupancy and equipment costs and other operating expenses in the 2019 period, coupled with the impact of the fraud recovery in the 2018 fourth quarter, partially offset by office relocation costs in the 2018 fourth quarter. The decrease in full year non-interest expense was primarily due to the impact of the net fraud loss and office relocation costs during 2018,  partially offset by higher salaries and benefits expense, occupancy and equipment costs and other operating expenses in the 2019 period.

Income Tax Expense

Income tax expense was $3.9 million in the 2019 fourth quarter, and $14.1 million in the full year 2019. Income tax expense was $2.9 million in the 2018 fourth quarter, and $9.1 million in the full year 2018.

Balance Sheet

Total assets were $4.9 billion at December  31, 2019,  $185.5 million higher than September 30, 2019, and $220.8 million higher than December  31, 2018. Total  loans held for investment at December  31, 2019 of $3.7 billion reflects growth of $404.5 million,  or 12%,  over year-end 2018.  Deposits totaled $3.8 billion at December  31, 2019, a decrease of $71.7 million,  or 2%,  compared to December  31,  2018.  Demand deposits increased $70.4 million year-over-year to $1.5 billion at December  31, 2019, representing 40% of total deposits.

The allowance for loan losses was $32.8 million at December  31, 2019, $1.4 million higher than December  31, 2018. The allowance as a percentage of loans was 0.89% at December  31, 2019, compared to 0.96% at year-end 2018.

Stockholders’ equity was $497.2 million at December  31, 2019, $43.3 million higher than December  31, 2018. The growth reflects earnings, partially offset by shareholders’ dividends. Book value per share was $25.06 at December  31, 2019, $2.13 higher than December  31, 2018. Tangible book value per share was $19.54 at December  31, 2019, $2.18 higher than prior year-end.

				Change Compared To
	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Total assets	$4,921,520	$4,736,021	$4,700,744	$185,499	$220,776
Total stockholders' equity	497,154	486,403	453,830	10,751	43,324

Loans held for investment
Investor commercial real estate ("CRE")	$1,034,599	$990,324	$863,158	$44,275	$171,441
Owner-occupied CRE	531,088	529,483	510,398	1,605	20,690
Construction and land	97,311	116,463	123,393	(19,152)	(26,082)
Commercial and industrial	679,444	667,949	645,724	11,495	33,720
Total commercial	2,342,442	2,304,219	2,142,673	38,223	199,769

Multi-family	812,174	673,909	585,827	138,265	226,347
Residential real estate	493,144	497,842	519,763	(4,698)	(26,619)
Installment and consumer	24,836	24,998	20,509	(162)	4,327
Net deferred loan costs and fees	7,689	7,364	7,039	325	650
Total loans held for investment	$3,680,285	$3,508,332	$3,275,811	$171,953	$404,474

Deposits
Total IPC deposits	$3,042,171	$3,159,772	$2,965,007	$(117,601)	$77,164
Brokered deposits	164,034	65,598	255,408	98,436	(91,374)
Public deposits	608,442	517,913	665,978	90,529	(57,536)
Total public and brokered deposits	772,476	583,511	921,386	188,965	(148,910)
Total deposits	$3,814,647	$3,743,283	$3,886,393	$71,364	$(71,746)

Loan and Line of Credit Origination Information (unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2018	2019	2018
Investor CRE	$68,562	$100,120	$25,871	$243,512	$126,042
Owner-occupied CRE	20,221	12,973	18,720	118,286	77,793
Commercial and industrial	79,404	57,119	59,335	332,167	259,120
Multi-family	175,906	48,160	10,425	297,860	50,945
Residential real estate	9,228	8,764	12,539	35,517	96,133
Other	18,618	23,901	11,724	94,337	85,535
Total loan and line of credit originations	$371,939	$251,037	$138,614	$1,121,679	$695,568

 “In 2019 we planned to focus on our western markets where we had greater opportunity to grow market share. This year more than half of our over $1 billion in loan production came from the Nassau County and New York City markets, compared to 2018 when more than half of our loan production occurred in Suffolk County.  Our plan included hiring more bankers to cover our western markets, working in concert with our branch network; this cooperative effort resulted in a 19% increase in deposits in our western region.  Embedded in our IPC deposits are several relationships that decreased due to pricing expectations that we did not feel fit our strategy.  We constantly balance the use of alternative funding sources when evaluating whether to pay up for deposits,” Mr. O’Connor said.

Asset Quality

Asset quality measures remained solid, as non-performing assets were $4.4 million, or 0.09% of total assets, at December 31, 2019, compared to $3.0 million, or 0.06% of total assets, at December 31, 2018. Non-performing assets at December  31,  2018 included  $0.2 million of other real estate owned. Non-performing loans were $4.4 million, or 0.12% of total loans at December  31, 2019,  compared to $2.8 million,  or 0.09% of total loans at December  31,  2018.  Loans 30 to 89 days past due increased $2.0 million to $6.4 million at December  31, 2019, compared to $4.4 million at December  31, 2018.  Loans past due 90 days and accruing at December  31, 2019 and 2018 were comprised of $0.3 million of purchased credit impaired loans.

Conference Call

The Company will host a conference call on Thursday, January 30, 2020 at 10:00 AM (ET) to discuss the 2019 fourth quarter results. Investors who would like to join the conference call are encouraged to pre-register using the following link:  http://dpregister.com/10137586. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website beginning approximately one hour after the conclusion of the call through Thursday,  February 13, 2020.

Call and replay information are as follows:

Call Date: Thursday, January 30, 2020
Call Time: 10:00 AM (ET)
Domestic Call Dial In:  1-844-746-0738
International Call Dial In:  1-412-317-5271

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10137586

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB  Bank. Established in 1910, BNB, with assets of approximately $4.9 billion, operates 40 branch locations serving Long Island and the greater New York metropolitan area. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intends,” “may,” “outlook,” “predicts,” “projects,” “would,” “estimates,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, tax rates, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	December 31,	September 30,	December 31,
	2019	2019	2018
Assets
Cash and due from banks	$77,693	$87,004	$142,145
Interest-earning deposits with banks	39,501	44,214	153,223
Total cash and cash equivalents	117,194	131,218	295,368
Securities available for sale, at fair value	638,291	610,706	680,886
Securities held to maturity	133,638	139,729	160,163
Total securities	771,929	750,435	841,049
Securities, restricted	32,879	28,469	24,028
Loans held for sale	12,643	12,643	—
Loans held for investment	3,680,285	3,508,332	3,275,811
Allowance for loan losses	(32,786)	(32,173)	(31,418)
Loans held for investment, net	3,647,499	3,476,159	3,244,393
Premises and equipment, net	34,062	33,544	35,008
Operating lease right-of-use assets (1)	43,450	36,356	—
Goodwill and other intangible assets	109,627	109,840	110,324
Other real estate owned	—	—	175
Accrued interest receivable and other assets	152,237	157,357	150,399
Total assets	$4,921,520	$4,736,021	$4,700,744

Liabilities and stockholders' equity
Demand deposits	$1,386,037	$1,379,803	$1,275,664
Savings and negotiable order of withdrawal ("NOW") deposits	438,902	506,476	496,881
Money market deposit accounts ("MMDA")	1,012,322	1,063,848	975,531
Certificates of deposit of less than $100,000	58,640	59,913	61,827
Certificates of deposit of $100,000 or more	146,270	149,732	155,104
Total individual, partnership and corporate ("IPC") deposits	3,042,171	3,159,772	2,965,007
Brokered deposits	164,034	65,598	255,408
Public funds - demand deposits	132,921	45,036	172,941
Public funds - other deposits	475,521	472,877	493,037
Total public and brokered deposits	772,476	583,511	921,386
Total deposits	3,814,647	3,743,283	3,886,393
Federal funds purchased and repurchase agreements	999	956	539
Federal Home Loan Bank ("FHLB") advances	435,000	337,000	240,433
Subordinated debentures, net	78,920	78,885	78,781
Operating lease liabilities (1)	45,977	39,064	—
Other liabilities and accrued expenses	48,823	50,430	40,768
Total liabilities	4,424,366	4,249,618	4,246,914
Total stockholders' equity	497,154	486,403	453,830
Total liabilities and stockholders' equity	$4,921,520	$4,736,021	$4,700,744

(1)	The Company adopted ASU 2016-02, Leases (Topic 842) using the transition approach at the beginning of the period of adoption on January 1, 2019 and did not restate comparative prior periods.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest income	$44,320	$46,354	$43,480	$181,541	$168,984
Interest expense	8,672	9,639	9,382	39,338	32,204
Net interest income	35,648	36,715	34,098	142,203	136,780
Provision for loan losses	600	1,000	400	5,700	1,800
Net interest income after provision for loan losses	35,048	35,715	33,698	136,503	134,980

Non-interest income:
Service charges and other fees	2,487	2,588	2,579	10,059	9,853
Title fees	571	508	458	1,720	1,797
Net securities gains (losses)	—	—	—	201	(7,921)
Gain on sale of SBA loans	322	601	492	1,984	2,078
Bank owned life insurance	560	561	561	2,230	2,219
Loan swap fees	4,260	1,557	3	7,460	716
Other	226	429	1,022	1,733	2,826
Total non-interest income	8,426	6,244	5,115	25,387	11,568

Non-interest expense:
Salaries and employee benefits	15,011	14,294	12,457	56,244	50,458
Occupancy and equipment	3,791	3,490	3,472	14,372	13,245
Net fraud (recovery) loss	—	—	(600)	—	8,900
Office relocation costs	—	—	750	—	750
Amortization of other intangible assets	182	182	214	787	917
Other	6,348	6,238	5,778	24,736	23,910
Total non-interest expense	25,332	24,204	22,071	96,139	98,180

Income before income taxes	18,142	17,755	16,742	65,751	48,368
Income tax expense	3,934	3,852	2,878	14,060	9,141
Net income	$14,208	$13,903	$13,864	$51,691	$39,227

Earnings Per Share (unaudited)
(In thousands, except per share data)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$14,208	$13,903	$13,864	$51,691	$39,227
Dividends paid on and earnings allocated to participating securities	(299)	(294)	(303)	(1,096)	(853)
Income attributable to common stock	$13,909	$13,609	$13,561	$50,595	$38,374

Weighted average common shares outstanding, including participating securities	19,957	19,958	19,893	19,952	19,875
Weighted average participating securities	(419)	(422)	(433)	(424)	(434)
Weighted average common shares outstanding	19,538	19,536	19,460	19,528	19,441
Basic earnings per common share	$0.71	$0.70	$0.70	$2.59	$1.97

Weighted average common shares outstanding	19,538	19,536	19,460	19,528	19,441
Incremental shares from assumed conversions of options and restricted stock units	40	32	32	31	27
Weighted average common and equivalent shares outstanding	19,578	19,568	19,492	19,559	19,468
Diluted earnings per common share	$0.71	$0.70	$0.70	$2.59	$1.97

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Selected Financial Data:
Return on average total assets	1.18%	1.17%	1.22%	1.10%	0.87%
Adjusted return on average total assets (1)	1.18	1.17	1.23	1.10	1.18
Return on average stockholders' equity	11.40	11.44	12.32	10.84	8.66
Adjusted return on average stockholders' equity (1)	11.40	11.44	12.43	10.84	11.69
Return on average tangible common equity (1) (2)	14.66	14.81	16.38	14.09	11.47
Adjusted return on average tangible common equity (1) (2)	14.81	14.97	16.72	14.26	15.69
Net interest margin, tax-equivalent basis	3.26	3.40	3.26	3.31	3.33
Efficiency ratio	57.48	56.34	56.28	57.37	66.18
Adjusted efficiency ratio (1)	56.93	55.79	55.16	56.79	55.85
Operating expense/average assets	2.10	2.04	1.94	2.04	2.19
Adjusted operating expense/average assets (1)	2.09	2.03	1.90	2.02	1.95

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	December 31,	September 30,	December 31,
	2019	2019	2018
Selected Financial Data:
Book value per share	$25.06	$24.53	$22.93
Tangible book value per share (1)	$19.54	$18.99	$17.36
Common shares outstanding	19,837	19,830	19,791

Capital Ratios:
Total capital to risk-weighted assets	13.1%	13.4%	13.6%
Tier 1 capital to risk-weighted assets	10.2	10.4	10.4
Common equity Tier 1 capital to risk-weighted assets	10.2	10.4	10.4
Tier 1 capital to average assets	8.5	8.4	8.1
Tangible common equity to tangible assets (1) (2)	8.1	8.1	7.5
Tier 1 capital to average assets (Bank)	10.1	10.0	9.9

Asset Quality:
Loans 30-89 days past due	$6,366	$5,986	$4,400
Loans 90 days past due and accruing (3)	$343	$338	$308
Non-performing loans	$4,369	$4,211	$2,808
Other real estate owned	—	—	175
Non-performing assets	$4,369	$4,211	$2,983
Non-performing loans/total loans	0.12%	0.12%	0.09%
Non-performing assets/total assets	0.09	0.09	0.06
Allowance/non-performing loans	750.42	764.02	1118.87
Allowance/total loans	0.89	0.92	0.96

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.
(3)	Represents purchased credit impaired loans.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended December 31,			Three Months Ended September 30,			Three Months Ended December 31,
	2019			2019			2018
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,547,865	$39,780	4.45%	$3,442,462	$41,053	4.73%	$3,206,033	$36,848	4.56%
Securities (1)	761,628	4,432	2.31	787,387	5,060	2.55	882,886	6,328	2.84
Deposits with banks	46,994	212	1.79	61,853	342	2.19	74,348	443	2.36
Total interest-earning assets (1)	4,356,487	44,424	4.05	4,291,702	46,455	4.29	4,163,267	43,619	4.16
Non-interest-earning assets:
Other assets	428,508			412,300			359,740
Total assets	$4,784,995			$4,704,002			$4,523,007

Interest-bearing liabilities:
Savings	$335,743	$377	0.45%	$433,086	$1,083	0.99%	$375,792	$656	0.69%
NOW	136,562	53	0.15	125,056	51	0.16	113,116	40	0.14
MMDA	1,067,493	3,108	1.16	1,034,002	3,452	1.32	906,565	2,950	1.29
Savings, NOW and MMDA	1,539,798	3,538	0.91	1,592,144	4,586	1.14	1,395,473	3,646	1.04
Certificates of deposit of less than $100,000	59,337	284	1.90	60,144	299	1.97	61,803	250	1.60
Certificates of deposit of $100,000 or more	147,557	774	2.08	152,093	844	2.20	156,806	739	1.87
Total IPC deposits	1,746,692	4,596	1.04	1,804,381	5,729	1.26	1,614,082	4,635	1.14
Brokered deposits	93,372	391	1.66	75,410	387	2.04	263,580	1,528	2.30
Public funds	452,509	939	0.82	500,440	1,139	0.90	433,845	787	0.72
Total public and brokered deposits	545,881	1,330	0.97	575,850	1,526	1.05	697,425	2,315	1.32
Total deposits	2,292,573	5,926	1.03	2,380,231	7,255	1.21	2,311,507	6,950	1.19
Federal funds purchased and repurchase agreements	116,312	494	1.69	14,160	70	1.96	3,180	15	1.87
FHLB advances	250,446	1,118	1.77	244,011	1,179	1.92	265,235	1,282	1.92
Subordinated debentures	78,897	1,134	5.70	78,862	1,135	5.71	78,758	1,135	5.72
Total borrowings	445,655	2,746	2.44	337,033	2,384	2.81	347,173	2,432	2.78
Total interest-bearing liabilities	2,738,228	8,672	1.26	2,717,264	9,639	1.41	2,658,680	9,382	1.40
Non-interest-bearing liabilities:
Demand deposits	1,452,908			1,417,159			1,370,428
Other liabilities	99,607			87,313			47,547
Total liabilities	4,290,743			4,221,736			4,076,655
Stockholders' equity	494,252			482,266			446,352
Total liabilities and stockholders' equity	$4,784,995			$4,704,002			$4,523,007

Net interest rate spread			2.79%			2.88%			2.76%
Net interest-earning assets	$1,618,259			$1,574,438			$1,504,587
Net interest margin - tax-equivalent		35,752	3.26%		36,816	3.40%		34,237	3.26%
Less: Tax-equivalent adjustment		(104)	(0.01)		(101)	(0.01)		(139)	(0.01)
Net interest income		$35,648			$36,715			$34,098
Net interest margin			3.25%			3.39%			3.25%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Year Ended December 31,
	2019			2018
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,410,773	$158,492	4.65%	$3,167,933	$144,568	4.56%
Securities (1)	823,280	21,874	2.66	910,726	23,936	2.63
Deposits with banks	75,600	1,697	2.24	52,143	1,076	2.06
Total interest-earning assets (1)	4,309,653	182,063	4.22	4,130,802	169,580	4.11
Non-interest-earning assets:
Other assets	408,813			362,276
Total assets	$4,718,466			$4,493,078

Interest-bearing liabilities:
Savings	$402,701	$3,596	0.89%	$326,576	$1,261	0.39%
NOW	123,075	193	0.16	121,818	123	0.10
MMDA	1,024,719	13,986	1.36	838,481	8,570	1.02
Savings, NOW and MMDA	1,550,495	17,775	1.15	1,286,875	9,954	0.77
Certificates of deposit of less than $100,000	60,428	1,129	1.87	59,516	790	1.33
Certificates of deposit of $100,000 or more	150,638	3,156	2.10	122,621	2,129	1.74
Total IPC deposits	1,761,561	22,060	1.25	1,469,012	12,873	0.88
Brokered deposits	127,765	2,759	2.16	273,127	5,205	1.91
Public funds	508,240	4,640	0.91	471,967	2,658	0.56
Total public and brokered deposits	636,005	7,399	1.16	745,094	7,863	1.06
Total deposits	2,397,566	29,459	1.23	2,214,106	20,736	0.94
Federal funds purchased and repurchase agreements	41,077	767	1.87	69,604	1,200	1.72
FHLB advances	245,283	4,573	1.86	324,653	5,729	1.76
Subordinated debentures	78,845	4,539	5.76	78,706	4,539	5.77
Total borrowings	365,205	9,879	2.71	472,963	11,468	2.42
Total interest-bearing liabilities	2,762,771	39,338	1.42	2,687,069	32,204	1.20
Non-interest-bearing liabilities:
Demand deposits	1,392,606			1,310,857
Other liabilities	86,130			42,392
Total liabilities	4,241,507			4,040,318
Stockholders' equity	476,959			452,760
Total liabilities and stockholders' equity	$4,718,466			$4,493,078

Net interest rate spread			2.80%			2.91%
Net interest-earning assets	$1,546,882			$1,443,733
Net interest margin - tax-equivalent		142,725	3.31%		137,376	3.33%
Less: Tax-equivalent adjustment		(522)	(0.01)		(596)	(0.02)
Net interest income		$142,203			$136,780
Net interest margin			3.30%			3.31%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude a fraud recovery and office relocation costs during the fourth quarter of 2018, a fraud loss during the third quarter of 2018 and certain net securities losses associated with the Company’s strategic plan to restructure its balance sheet during the second quarter of 2018.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Return on average total assets - as reported	1.18%	1.17%	1.22%	1.10%	0.87%
Net securities losses	—	—	—	—	0.18
Net fraud (recovery) loss	—	—	(0.05)	—	0.20
Office relocation costs	—	—	0.07	—	0.02
Income tax effect of adjustments above	—	—	(0.01)	—	(0.09)
Adjusted return on average total assets (non-GAAP)	1.18	1.17	1.23	1.10	1.18

Return on average stockholders' equity - as reported	11.40%	11.44%	12.32%	10.84%	8.66%
Net securities losses	—	—	—	—	1.75
Net fraud (recovery) loss	—	—	(0.53)	—	1.97
Office relocation costs	—	—	0.67	—	0.17
Income tax effect of adjustments above	—	—	(0.03)	—	(0.86)
Adjusted return on average stockholders' equity (non-GAAP)	11.40	11.44	12.43	10.84	11.69

Return on average tangible common equity - as reported	14.66%	14.81%	16.38%	14.09%	11.47%
Net securities losses	—	—	—	—	2.32
Net fraud (recovery) loss	—	—	(0.71)	—	2.60
Office relocation costs	—	—	0.89	—	0.22
Amortization of other intangible assets	0.19	0.19	0.25	0.21	0.27
Income tax effect of adjustments above	(0.04)	(0.03)	(0.09)	(0.04)	(1.19)
Adjusted return on average tangible common equity (non-GAAP)	14.81	14.97	16.72	14.26	15.69

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding a fraud recovery and office relocation costs during the fourth quarter of 2018, a fraud loss during the third quarter of 2018 and net securities losses associated with the Company’s strategic plan to restructure its balance sheet during the second quarter of 2018:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Net income - as reported	$14,208	$13,903	$13,864	$51,691	$39,227
Adjustments:
Net securities losses	—	—	—	—	7,921
Net fraud (recovery) loss	—	—	(600)	—	8,900
Office relocation costs	—	—	750	—	750
Income tax effect of adjustments above	—	—	(32)	—	(3,865)
Adjusted net income (non-GAAP)	$14,208	$13,903	$13,982	$51,691	$52,933

Diluted earnings per share - as reported	$0.71	$0.70	$0.70	$2.59	$1.97
Adjustments:
Net securities losses	—	—	—	—	0.40
Net fraud (recovery) loss	—	—	(0.03)	—	0.45
Office relocation costs	—	—	0.04	—	0.04
Income tax effect of adjustments above	—	—	(0.01)	—	(0.20)
Adjusted diluted earnings per share (non-GAAP)	$0.71	$0.70	$0.70	$2.59	$2.66

The following table presents a reconciliation of efficiency ratio (as reported) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Efficiency ratio - as reported	57.48%	56.34%	56.28%	57.37%	66.18%
Non-interest expense - as reported	$25,332	$24,204	$22,071	$96,139	$98,180
Less: Net fraud recovery (loss)	—	—	600	—	(8,900)
Less: Office relocation costs	—	—	(750)	—	(750)
Less: Amortization of intangible assets	(182)	(182)	(214)	(787)	(917)
Adjusted non-interest expense (non-GAAP)	$25,150	$24,022	$21,707	$95,352	$87,613
Net interest income - as reported	$35,648	$36,715	$34,098	$142,203	$136,780
Tax-equivalent adjustment	104	101	139	522	596
Net interest income, tax-equivalent basis	$35,752	$36,816	$34,237	$142,725	$137,376
Non-interest income - as reported	$8,426	$6,244	$5,115	$25,387	$11,568
Less: Net securities (gains)/ losses	—	—	—	(201)	7,921
Adjusted non-interest income (non-GAAP)	$8,426	$6,244	$5,115	$25,186	$19,489
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$44,178	$43,060	$39,352	$167,911	$156,865
Adjusted efficiency ratio (non-GAAP) (1)	56.93%	55.79%	55.16%	56.79%	55.85%

(1)	Adjusted efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Operating expense as a % of average assets - as reported	2.10%	2.04%	1.94%	2.04%	2.19%
Net fraud recovery (loss)	—	—	0.05	—	(0.20)
Office relocation costs	—	—	(0.07)	—	(0.02)
Amortization of other intangible assets	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	2.09	2.03	1.90	2.02	1.95

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	December 31,	September 30,	December 31,
(Dollars in thousands)	2019	2019	2018
Total assets - as reported	$4,921,520	$4,736,021	$4,700,744
Less: Goodwill and other intangible assets - as reported	(109,627)	(109,840)	(110,324)
Tangible assets (non-GAAP)	$4,811,893	$4,626,181	$4,590,420

Total stockholders' equity - as reported	$497,154	$486,403	$453,830
Less: Goodwill and other intangible assets - as reported	(109,627)	(109,840)	(110,324)
Tangible common equity (non-GAAP)	$387,527	$376,563	$343,506

Tangible common equity to tangible assets (non-GAAP) (1)	8.1%	8.1%	7.5%

(1)	Calculated by dividing tangible common equity by tangible assets.